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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K/A


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               April 17, 2001
                     (Date of earliest event reported)


                                SPACEDEV, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Colorado                    000-28947                       84-1374613
    (State or Other               (Commission                     (IRS Employer
    Jurisdiction of               File Number)                    Identification
    Incorporation)                                                    Number)


                       13855 Stowe Drive, Poway, CA 92064
               (Address of Principal Offices, including zip code)


                                 (858) 375-2000
              (Registrant's telephone number, including area code)


Item 5.     Other Events

         On April 17, 2001, Registrant received notice that the Australian Securities and Investments Commission (ASIC) had placed a final stop order on a prospectus dated February 27, 2001, lodged on behalf of Registrant's majority-owned subsidiary, SpaceDev Australia, Ltd. ASIC held two hearings regarding the prospectus, which sought to raise approximately $8,000,000 AUS, in which it raised concerns regarding the relationship of Registrant to Space Projects Australia, Ltd (SPA), and the division of funds raised in the offering between the two entities. In addition, ASIC voiced concerns regarding the use of forecasts and projections prepared on behalf of SpaceDev Australia, Ltd, which were prepared by management and reviewed by an outside accountant for use in the offering. The use of forecasts has become more limited under recent regulations adopted by ASIC.

         Registrant was to receive net proceeds from the offering of approximately two million six hundred thousand U.S. dollars ($2,600,000) in the event the maximum offering was sold in Australia. The proceeds would have been used to open the SpaceDev Australia office in Sydney, Australia as a base to expand its sales and marketing efforts in Australia and throughout the Asian region and to partner with one or more established Australian space companies for micro-satellite assembly and testing activities using Registrant's micro-satellite designs and subsystems and to initiate an intern program to identify outstanding Australian space engineering students as potential future employees.

Item 7.  Exhibits

         99.1     Press Release, dated May 2, 2001.

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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SPACEDEV, INC.


Dated: May 2, 2001                        By:  /s/ James W. Benson
                                            ------------------------
                                            Name:  James W. Benson
                                            Title: Chief Executive Officer